EXHIBIT 10.18

AMENDMENT TO THE
SPX FLOW SUPPLEMENTAL RETIREMENT SAVINGS PLAN
SPX FLOW, Inc. currently maintains the SPX FLOW Supplemental Retirement Savings Plan (the “Plan”). Pursuant to the powers of amendment reserved in Section 7.1 of the Plan, effective as of October 13, 2015, SPX FLOW, Inc. hereby amends the Plan in the following manner:

1.	The second paragraph of Section 4.1 of the Plan is amended to read as follows:

“Each Participant’s Account shall further be sub-divided into seven accounts: one account for deferral and matching contribution credit amounts (including applicable credited earnings, gains and losses) attributable to calendar years before 2005 (the “Pre-2005 Account”), four separate accounts for deferral and matching contribution credit amounts (including applicable credited earnings, gains and losses) attributable to each calendar year after 2004 and before 2009 (the “2005-2008 Calendar Year Accounts”), one account for deferral and matching contribution credit amounts (including applicable credited earnings, gains and losses) attributable to calendar years after 2008 and before 2016 (the “2009-2015 Account”) and one account for deferral and matching contribution credit amounts (including applicable credited earnings, gains and losses) attributable to calendar years after 2015 (the “Post-2015 Account”).”

2.	Section 5.1(c) of the Plan is amended by replacing “Post-2008 Account” with “2009-2015 Account”.

3.	Section 5.1 of the Plan is amended by adding the following paragraph (d):

“(d)    At the Participant’s election as provided under Section 5.2, a Participant’s Post-2015 Account under this Plan shall be paid in one of the following forms:

(i)	In a single lump sum payment.

(ii)	In periodic annual installments payable for a period of five (5) years. So long as the Participant retains funds in this Account, earnings, gains and losses shall be credited to the Account.”

4.	Section 5.2(c) of the Plan is amended by replacing each reference therein to “Post-2008 Account” with “2009-2015 Account”.

5.	Section 5.2 of the Plan is amended by adding the following paragraph (d):

(d)    “Post-2015 Account. With respect to the Post-2015 Account, the Participant shall select a form of payment pursuant to Section 5.1(d) of this Plan. For any Employee who is a Participant in the Plan prior to the 2016 Plan Year, such election must be made by December 31, 2015, during the time prescribed by the Administrator. For any Employee who becomes a Participant after the 2015 Plan Year, such election must be made no later than December 31st of the Plan Year preceding the Plan Year such Employee becomes eligible to participate, during the time prescribed by the Administrator. A Participant who makes no timely election with respect to the form of payment for his Post-2015 Account under this Section 5.2(d) shall be deemed to have elected to receive a single lump sum payment of the Participant’s Post-2015 Account. A Participant may change his form of payment election with respect to the Post-2015 Account only as provided in Section 5.4 below. Notwithstanding Section 5.3, payments with respect to the Post-2015 Account shall not be made until the year following the year of termination to the extent a payment would otherwise be subject to Code Section 162(m).”

6.	Section 5.3(c) of the Plan is amended to read as follows:

“(c)    2009-2015 Account and Post-2015 Account. Except in the case of a distribution upon death pursuant to Section 5.6 hereof, payment with respect to both the 2009-2015 Account and the Post-2015 Account shall be made or shall commence on or as soon as practicable after the date that is six months after the Participant’s separation from service (the “Six Month Date”) but not later than 30 days after such Six Month Date. For avoidance of doubt, with respect to a Participant who has elected installment payments for his Post-2015 Account, installments after the initial installment shall be made on or as soon as practicable after the applicable anniversary date of the Six Month Date, but not later than 30 days after such date.”

7.	Section 5.4 of the Plan is amended by replacing each reference therein to “2005-2008 Calendar Year Account” with “2005-2008 Calendar Year Account or Post-2015 Account”.

8.
Section 5.6 of the Plan is amended by replacing “a Participant’s Pre-2005 Account and 2005-2008 Calendar Year Accounts” with “a Participant’s Pre-2005 Account, 2005-2008 Calendar Year Accounts and Post-2015 Account”.

9.	Sections 6.3 and 9.1 of the Plan are amended by replacing each reference therein to “Post-2008 Accounts” with “2009-2015 Accounts and Post-2015 Accounts”.